UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

Lease

On October 30, 2017, Lightwave Logic, Inc. (“Lightwave”) entered into a new lease (the “Lease”) dated October 26, 2017 with Inverness Tech I, Ltd., a Texas limited partnership (the “Landlord”), to lease approximately 13,420 square feet of office, laboratory and research and development space located at 369 Inverness Parkway, Suite 350, Englewood, Colorado (the “Premises”) for the Company’s new principal executive offices and research and development facility.

The term of the Lease (the “Term”) is sixty- one (61) months, beginning on November 1, 2017 (the “Commencement Date”), and ending on November 30, 2022 (the “Expiration Date”). Notwithstanding the foregoing, the Term shall be extended for an additional twenty-four (24) months, subject to certain conditions described in the Lease, waivable solely by Landlord in its sole and absolute discretion.

Base rent for the first year of the Lease Term is approximately $168,824, with an increase in annual base rent of approximately 3% in each subsequent year of the Lease Term. The Lease provides that on or prior to the Commencement Date, the Company shall pay Landlord (i) all Base Rent (as defined in the Lease) for the period commencing on the Commencement Date and ending on October 31, 2019 (the “Prepayment Period”), in the sum of $347,045.68; and (ii) the estimated amount of Tenant’s Proportionate Share of Operating Expenses (as defined in the Lease) for the Prepayment Period in the sum of $186,293.04 (i.e., approximately $6.94 per rentable square foot per year and $7,762.21 per month). Commencing on November 1, 2019, monthly installments of Base Rent and one-twelfth of Landlord’s estimate of Tenant’s Proportionate Share of annual Operating Expenses shall be due on the first day of each calendar month. The Lease also provides that (i) on November 1, 2019 Landlord shall pay the Company for the cost of the Cosmetic Improvements (as defined in the Lease) in the amount of $3.00 per rentable square foot of the Premises, and (ii) on or prior to November 1, 2019, the Company shall deposit with Landlord the sum of $36,524.76 as a security deposit which shall be held by Landlord to secure the Company’s obligations under the Lease.

Atotech Agreement

On October 30, 2017, Lightwave entered into an agreement with Atotech USA, LLC (“Atotech”) whereby Atotech agreed to pay Lightwave the sum of $260,000 in consideration of Lightwave entering into the Lease and Landlord agreeing to the early termination of Atotech’s lease agreement with Landlord.

The foregoing description of the Lease and the Atotech Agreement does not purport to be complete and each are qualified in their entirety by reference to the full text of the Lease and Atotech Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Agreement - Inverness Tech I, Ltd.

10.2	Atotech Agreement - Atotech USA, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: November 2, 2017